Exhibit 99.1

Contact:	Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT REPORTS BETTER THAN EXPECTED FINANCIAL RESULTS

FOR FISCAL 2023 FIRST-QUARTER; REITERATES FULL-YEAR GUIDANCE

Q1 Business and Financial Highlights:

•	Net Sales were $75.1 Million
•	Gross Margin 17%, Adjusted Gross Margin 18%
•	Net Sales, Gross Margin and Adjusted Gross Margin Increased from Preceding Quarter
•	Cash Was $78 Million at September 30
•	Sold Several Discontinued ANDAs for Approximately $3 Million

Pipeline Updates:

•	Completed Dosing of Subjects in the Pivotal Biosimilar Insulin Glargine Clinical Trial, Top-line Results Anticipated by Year End; BLA Filing On Track for First Half of 2023;
•	Generic FLOVENT® DISKUS® ANDA Filing Anticipated Spring of Next Year, Earlier Granted CGT Status by FDA

Trevose, PA – November 2, 2022 – Lannett Company, Inc. (NYSE: LCI) today reported financial results for its fiscal 2023 first quarter ended September 30, 2022.

“For the quarter, our financial results improved compared with the preceding quarter and were better than expected, with higher product sales across the portfolio and adjusted gross margin exceeding our estimates,” said Tim Crew, chief executive officer of Lannett. “This performance was in part driven by increased sales of generic Adderall in response to a market shortage where we were able to maintain supply, the sale, at a better than company average gross margin, of certain products under a private label agreement, a continuing normalization of our product return rates and, a more favorable pricing environment than we anticipated. Our cash position was approximately $78 million at September 30, 2022; we continue to expect to receive approximately $20 million of income tax refunds within the next couple of months.

“Turning to our pipeline, several product opportunities are nearing launch, subject to approval, in the current fiscal year, a few of which have the potential to be meaningful contributors to our financial results. For both our biosimilar insulin glargine and biosimilar insulin aspart products, timelines remain largely on track.

“Looking ahead, while we have reiterated our full-year guidance, we now believe our adjusted gross margin will be nearer the top end of the range. We remain focused on commercializing product opportunities, further growing our contract manufacturing business and advancing our high-value pipeline of insulin and respiratory products."

Key Pipeline Update Subject to FDA Approval

•	Over the course of the current fiscal year, the company continues to anticipate launching four notable products with respect to potential value Sucralfate, an oral suspension product, and three additional partnered products: Fludarabine, an injectable product currently in short supply, Sevoflurane, an inhaled anesthetic product, and Mesalamine Delayed Release Tablets 1.2 gram;
•	Dosing of subjects in the pivotal trial of healthy human volunteers for biosimilar insulin glargine has been completed, with no reported serious adverse events. Initial results from the trial are expected next month. The filing of the Biologics License Application (BLA) is anticipated next Spring, and thus a potential launch of the product in the first half of calendar year 2024;
•	The company’s partner is producing biosimilar insulin aspart at commercial scale and the company expects to request a Type 2 meeting with the FDA in January of next calendar year. An IND filing is anticipated for later this fiscal year. The company estimates initiating the clinical study next summer and completing the study in the first half of calendar 2024. The company anticipates a potential launch of the product in calendar year 2025;
•	For generic ADVAIR DISKUS®, the company responded to the CRL last month and anticipates additional responses to another CRL next year, with a launch possible in 2024;
•	Generic Flovent Diskus®. The FDA earlier granted the company’s request for CGT status and the filing of the ANDA is estimated for next calendar year;
•	Generic Spiriva® Handihaler®. The company expects that its partner will commence a pilot PK study by early next year.

First-Quarter Financial Results: Fiscal 2023 vs Fiscal 2022

GAAP basis:

•	Net sales were $75.1 million compared with $101.5 million
•	Gross profit was $12.6 million, or 17% of net sales, compared with $16.5 million, or 16% of net sales
•	Asset impairment charges were $4.7 million compared with $0 million
•	Net loss was $28.0 million, or $0.68 per share, compared with $22.3 million, or $0.56 per share

Non-GAAP basis:

•	Net sales were $75.1 million compared with $101.5 million
•	Adjusted gross profit was $13.8 million, or 18% of net sales, compared with $20.6 million, or 20% of net sales
•	Adjusted interest expense increased to $13.3 million from $12.8 million
•	Adjusted net loss was $17.1 million, or $0.42 per share compared with $10.6 million, or $0.27 per share
•	Adjusted EBITDA was $0.3 million versus adjusted EBITDA of $10.0 million

Guidance for Fiscal 2023

Based on its current outlook, the company reiterated guidance for fiscal year 2023, as follows:

	GAAP	Adjusted*
Net sales	$275 million to $300 million	$275 million to $300 million
Gross margin %	Approximately 13% to 15%	Approximately 15% to 17%
R&D expense	$23 million to $25 million	$23 million to $25 million
SG&A expense	$64 million to $67 million	$56 million to $59 million
Restructuring expenses	$0 to $1 million	--
Asset impairment charges	$4.7 million	--
Interest and other	Approximately $60 million	Approximately $53 million
Effective tax rate	Approximately 0% to 4%	Approximately 23.5% to 24.5%
(Negative) Adjusted EBITDA	N/A	($12 million) to $0 million
Capital expenditures	Approximately $8 million to $12 million	Approximately $8 million to $12 million

*A reconciliation of Adjusted amounts to most directly comparable GAAP amounts can be found in the financial tables following this release.

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. ET to review its results of operations for its fiscal 2023 first quarter ended September 30, 2022. The conference call will be available to interested parties by dialing 855-327-6837 from the U.S. or Canada, or 631-891-4304 from international locations. The call will be broadcast via the Internet at www.lannett.com. Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance, regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures

This release contains references to non-GAAP financial measures, including Adjusted EBITDA, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). Management uses these measures internally for evaluating its operating performance. The company’s management believes that the presentation of non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the company’s core business. Additionally, it provides a basis for the comparison of the financial results for the company’s core business between current, past and future periods. The company also believes that including Adjusted EBITDA and the other non-GAAP financial measures presented in this release is appropriate to provide additional information to investors. Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP.

Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables following this release.

Non-GAAP financial measures exclude, among others, the effects of (1) amortization of purchased intangibles and other purchase accounting entries, (2) restructuring expenses, (3) asset impairment charges, (4) non-cash interest expense, as well as (5) certain other items considered unusual or non-recurring in nature.

ADVAIR DISKUS® and Flovent® Diskus® are registered trademarks of GlaxoSmithKline. Spiriva® Handihaler® is a registered trademark of Boehringer Ingelheim.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications – see financial schedule below for net sales by medical indication. For more information, visit the company’s website at www.lannett.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and can be identified by the words “estimate,” “expect,” “believe,” “target,” “anticipate” and other similar expressions. Any such statements, including, but not limited to, statements regarding the company’s competitive environment and other market conditions; regulatory and operational developments; the timing related to commencing and successfully completing the pivotal clinical trials, filing the Biologics License Applications, and successfully launching any products, including biosimilar insulin glargine and biosimilar insulin aspart; the potential material impact of COVID-19 on future financial results; the timing of the company’s restructuring plan and its ability to realize estimated cost reductions and other benefits therefrom; the company’s financial status and performance; and the company’s ability to achieve the financial metrics stated in the company’s guidance for fiscal 2023, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors beyond the company’s control. Such factors include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, including acquired products, and the company’s estimated or anticipated future financial results, future inventory levels, future competition or pricing future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s latest Form 10-K, subsequent Form 8-Ks and 10-Qs and other documents filed with the Securities and Exchange Commission from time to time. You should not place undue reliance upon any such forward-looking statements, which represent the company's judgment as of the date of this release. To the fullest extent permitted by law, the company disclaims any intent or obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

FINANCIAL SCHEDULES FOLLOW

LANNETT COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	(Unaudited)
	September 30, 2022	June 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$77,916	$87,854
Accounts receivable, net	54,916	56,241
Inventories	94,118	95,158
Current income taxes receivable	19,515	36,793
Assets held for sale	1,300	-
Other current assets	16,892	14,070
Total current assets	264,657	290,116
Property, plant and equipment, net	124,960	133,178
Intangible assets, net	29,997	32,179
Income taxes receivable	17,272	-
Operating lease right-of-use asset	9,590	9,646
Other assets	20,820	19,316
TOTAL ASSETS	$467,296	$484,435

LIABILITIES
Current liabilities:
Accounts payable	$24,064	$29,737
Accrued expenses	33,032	23,667
Accrued payroll and payroll-related expenses	7,957	8,342
Rebates payable	21,751	21,568
Royalties payable	7,591	5,677
Restructuring liability	284	490
Current operating lease liabilities	2,069	2,064
Other current liabilities	13,395	13,395
Total current liabilities	110,143	104,940
Long-term debt, net	619,343	614,948
Long-term operating lease liabilities	9,727	9,994
Other liabilities	5,644	5,616
TOTAL LIABILITIES	744,857	735,498

STOCKHOLDERS' DEFICIT
Common stock ($0.001 par value, 100,000,000 shares authorized; 42,918,228 and 42,269,137 shares issued; 41,169,648 and 40,704,572 shares outstanding at September 30, 2022 and June 30, 2022, respectively)	43	42
Additional paid-in capital	365,573	363,957
Accumulated deficit	(624,405)	(596,386)
Accumulated other comprehensive loss	(401)	(411)
Treasury stock (1,748,580 and 1,564,565 shares at September 30, 2022 and June 30, 2022, respectively)	(18,371)	(18,265)
Total stockholders' deficit	(277,561)	(251,063)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$467,296	$484,435

LANNETT COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except share and per share data)

	Three months ended
	September 30,
	2022	2021
Net sales	$75,079	$101,525
Cost of sales	61,285	81,008
Amortization of intangibles	1,195	3,996
Gross profit	12,599	16,521
Operating expenses (income):
Research and development expenses	7,179	5,764
Selling, general and administrative expenses	16,697	18,905
Restructuring expenses	146	-
Asset impairment charges	4,668	-
Gain on sale of intangible assets	(3,063)	-
Total operating expenses	25,627	24,669
Operating income (loss)	(13,028)	(8,148)
Other income (expense), net:
Investment income	92	34
Interest expense	(15,030)	(14,224)
Other	(19)	(62)
Total other expense, net	(14,957)	(14,252)
Loss before income tax	(27,985)	(22,400)
Income tax expense (benefit)	34	(58)
Net loss	$(28,019)	$(22,342)

Loss per common share (1):
Basic	$(0.68)	$(0.56)
Diluted	$(0.68)	$(0.56)

Weighted average common shares outstanding (1):
Basic	40,942,375	39,927,822
Diluted	40,942,375	39,927,822

(1) Effective with the Warrants issued on April 22, 2021, the basic and diluted earnings per share was calculated based on the two-class method.

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

Three months ended September 30, 2022
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Restructuring expenses	Asset impairment charges	Gain on sale of intangible assets	Operating loss	Other expense	Loss before income tax	Income tax expense (benefit)	Net loss	Diluted loss per share (j)
GAAP Reported	$75,079	$61,285	$1,195	$12,599	17%	$7,179	$16,697	$146	$4,668	$(3,063)	$(13,028)	$(14,957)	$(27,985)	$34	$(28,019)	$(0.68)
Adjustments:
Amortization of intangibles (a)	-	-	(1,195)	1,195		-	-	-	-	-	1,195	-	1,195	-	1,195
Cody API business (b)	-	(50)	-	50		-	(9)	-	-	-	59	-	59	-	59
Depreciation on capitalized software costs (c)	-	-	-	-		-	(1,051)	-	-	-	1,051	-	1,051	-	1,051
Restructuring expenses (d)	-	-	-	-		-	-	(146)	-	-	146	-	146	-	146
Asset impairment charges (e)	-	-	-	-		-	-	-	(4,668)	-	4,668	-	4,668	-	4,668
Gain on sale of intangible assets (f)	-	-	-	-		-	-	-	-	3,063	(3,063)	-	(3,063)	-	(3,063)
Non-cash interest (g)	-	-	-	-		-	-	-	-	-	-	1,777	1,777	-	1,777
Other (h)	-	-	-	-		-	(1,103)	-	-	-	1,103	-	1,103	-	1,103
Tax adjustments (i)	-	-	-	-		-	-	-	-	-	-	-	-	(3,991)	3,991

Non-GAAP Adjusted	$75,079	$61,235	$-	$13,844	18%	$7,179	$14,534	$-	$-	$-	$(7,869)	$(13,180)	$(21,049)	$(3,957)	$(17,092)	$(0.42)

(a)	To exclude amortization of purchased intangible assets
(b)	To exclude the operating results of the ceased Cody API business
(c)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(d)	To exclude expenses associated with the 2021 Restructuring Plan
(e)	To exclude asset impairment charges related to the Company's State Road facility
(f)	To exclude the gain on sale of assets related to several ANDAs purchased by Chartwell Pharmaceuticals, Inc.
(g)	To exclude non-cash interest expense associated with debt issuance costs
(h)	To primarily exclude costs related to strategic review initiatives
(i)	To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates
(j)	The weighted average share number for the three months ended September 30, 2022 is 40,942,375 for GAAP and non-GAAP loss per share calculations.

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

Three months ended September 30, 2021
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Operating income (loss)	Other expense	Loss before income tax	Income tax benefit	Net loss	Diluted loss per share (h)
GAAP Reported	$101,525	$81,008	$3,996	$16,521	16%	$5,764	$18,905	$(8,148)	$(14,252)	$(22,400)	$(58)	$(22,342)	$(0.56)
Adjustments:
Amortization of intangibles (a)	-	-	(3,996)	3,996		-	-	3,996	-	3,996	-	3,996
Cody API business (b)	-	(33)	-	33		(6)	(13)	52	-	52	-	52
Depreciation on capitalized software costs (c)	-	-	-	-		-	(1,051)	1,051	-	1,051	-	1,051
Distribution agreement renewal costs (d)	-	-	-	-		-	(219)	219	-	219	-	219
Non-cash interest (e)	-	-	-	-		-	-	-	1,439	1,439	-	1,439
Other (f)	-	-	-	-		-	(2,419)	2,419	-	2,419	-	2,419
Tax adjustments (g)	-	-	-	-		-	-	-	-	-	(2,574)	2,574

Non-GAAP Adjusted	$101,525	$80,975	$-	$20,550	20%	$5,758	$15,203	$(411)	$(12,813)	$(13,224)	$(2,632)	$(10,592)	$(0.27)

(a)	To exclude amortization of purchased intangible assets primarily related to the acquisition of KUPI
(b)	To exclude the operating results of the ceased Cody API business
(c)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(d)	To exclude the consideration recorded to renew the Company's distribution agreement with Recro Gainesville LLC
(e)	To exclude non-cash interest expense associated with debt issuance costs
(f)	To primarily exclude the reimbursement of legal costs associated with a distribution agreement
(g)	To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates
(h)	The weighted average share number for the three months ended September 30, 2021 is 39,927,822 for GAAP and non-GAAP loss per share calculations.

LANNETT COMPANY, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)

($ in thousands)

Three months ended
September 30, 2022
Net loss	$(28,019)

Interest expense	15,030
Depreciation and amortization	6,214
Income tax expense	34
EBITDA	(6,741)

Share-based compensation	1,579
Inventory write-down	2,667
Asset impairment charges (a)	4,668
Investment income	(92)
Gain on sale of intangible assets (b)	(3,063)
Other non-operating expense	19
Restructuring expenses	146
Other (c)	1,162
Adjusted EBITDA (Non-GAAP)	$345

(a) To exclude asset impairment charges related to the the Company's State Road facility

(b) To exclude the gain on sale of assets related to several ANDAs purchased by Chartwell Pharmaceuticals, Inc.

(c) To primarily exclude costs related to strategic review initiatives

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

($ in millions)

	Fiscal Year 2023 Guidance
				Non-GAAP
	GAAP	Adjustments		Adjusted
Net sales	$275 - $300	-		$275 - $300
Gross margin percentage	approx. 13% to 15%	2%	(a)	approx. 15% to 17%
R&D expense	$23 - $25	-		$23 - $25
SG&A expense	$64 - $67	($8)	(b)	$56 - $59
Restructuring expenses	$0 - $1	($0 - $1)	(c)	-
Asset impairment charges	$4.7	($4.7)	(d)	-
Interest and other	approx. $60	($7)	(e)	approx. $53
Effective tax rate	approx. 0% to 4%	-		approx. 23.5% to 24.5%
Adjusted EBITDA	N/A	N/A		$(12) - $0
Capital expenditures	$8 - $12	-		$8 - $12

(a) The adjustment primarily reflects amortization of purchased intangible assets

(b) The adjustment primarily excludes costs related to strategic review initiatives as well as depreciation on previously capitalized software integration costs associated with the KUPI acquisition

(c) To exclude expenses associated with the 2021 Restructuring Plan

(d) To exclude asset impairment charges related to the Company's State Road facility

(e) The adjustment primarily reflects non-cash interest expense associated with debt issuance costs

LANNETT COMPANY, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)

($ in millions)

	Fiscal Year 2023 Guidance
	Low	High
Net loss	$(112.6)	$(103.6)

Interest expense	60.0	60.0
Depreciation and amortization	24.0	24.0
Income taxes	-	(4.0)
EBITDA	(28.6)	(23.6)

Share-based compensation	6.0	7.0
Inventory write-down	7.0	9.0
Asset impairment charges (a)	4.7	4.7
Restructuring expenses (b)	-	1.0
Gain on sale of assets (c)	(3.1)	(3.1)
Other (d)	2.0	5.0
Adjusted EBITDA (Non-GAAP)	$(12.0)	$-

(a) To exclude asset impairment charges related to the Company's State Road facility

(b) To exclude expenses associated with the 2021 Restructuring Plan

(c) To exclude the gain on sale of assets related to several ANDAs purchased by Chartwell Pharmaceuticals, Inc.

(d) To primarily exclude costs related to strategic review initiatives

LANNETT COMPANY, INC.

NET SALES BY MEDICAL INDICATION

	Three months ended
($ in thousands)	September 30,
Medical Indication	2022	2021
Analgesic	$3,424	$5,314
Anti-Psychosis	2,620	3,715
Cardiovascular	10,882	14,100
Central Nervous System	20,794	22,785
Endocrinology	7,312	7,845
Gastrointestinal	7,942	15,240
Infectious Disease	5,069	12,515
Migraine	3,324	4,685
Respiratory/Allergy/Cough/Cold	1,202	3,114
Other	8,759	10,352
Contract Manufacturing revenue	3,751	1,860
Net Sales	$75,079	$101,525